POWER OF ATTORNEY

Known all by these presents, that the undersigned hereby constitutes and appoints each of Donald R. Reynolds, Andrew J. Gibbons, Nicholas C. Massey, Amy Kinney Hallman and Holly Ann Wagner, and each of them acting alone, signing singly, the undersigned's true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% or more stockholder of Fathom Holdings Inc. (the "Company"), Forms ID, 3, 4 and 5, Update Passphrase Acknowledgement (and any amendments thereto) in accordance with Section
16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"),
Schedule 13D and/or Schedule 13G (and any amendment thereto) in accordance with the 1934 Act, and the rules promulgated thereunder, and the authority to create an account on Edgar Next; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4 and 5, Update Passphrase Acknowledgement and Schedule 13D and/or Schedule 13G (and any amendments thereto), and to file timely such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the 1934 Act.

The undersigned attests and agrees that the use of an electronic signature in any authentication document that includes the undersigned signatory's typed, confirmed signature, and that is filed with or furnished to the Securities and Exchange Commision by or on behalf of the undersigned signatory, the company or any of its affiliates, constitutes the legal equivalent of the undersigned signatory's manual signature for purposes of authenticating the undersigned signatory's signature to any filing or submission for which it is provided.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4 and 5, Schedule 13D and Schedule 13G and any filings required by Edgar Next with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned, in a signed writing delivered to each of the foregoing attorneys-in-fact.


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of May 2026.

/s/ Daniel Weinmann
Name: Daniel Weinmann

State of North Carolina
County of Wake

On this 14th day of May 2026, Daniel Weinmann personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Tamyra J. Howell
Official Signature of Notary

Tamyra J. Howell, Notary Public
Wake County, North Carolina

My commission expires 05-14-2029
(Official Seal)


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